Exhibit 10.3

FINAL EXECUTION VERSION

SECOND AMENDMENT AGREEMENT

This Second Amendment Agreement (this “Agreement” or the “Second Amendment”) is entered into as of the 16th day of March, 2009 by and among UNITIL CORPORATION, a New Hampshire corporation (the “Borrower”), each lender whose name appears on the signature page hereof (collectively the “Lenders” and each individually a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent and a Lender.

W I T N E S S E T H

WHEREAS, the Lenders and the Borrower entered into a certain Credit Agreement dated as of November 26, 2008 (the “Credit Agreement”), establishing a line of credit in favor of the Borrower in the principal amount of up to Sixty Million Dollars ($60,000,000) (capitalized terms not defined herein shall have the meanings as set forth in the Credit Agreement); and

WHEREAS, the Borrower and the Lenders amended the Credit Agreement and Loan Documents on January 2, 2009 to, among other things, (i) increase the amount of the Aggregate Commitments to $60,000,000; (ii) amend certain fee provisions; and (iii) amend the Loan Documents in certain other respects; and

WHEREAS, the Borrower and the Lenders have agreed to further amend the Credit Agreement and Loan Documents to (i) increase the amount of the Aggregate Commitments to $80,000,000; (ii) change the Applicable Percentages of each Lender; (iii) amend the Applicable Margin; and (iv) amend certain fee provisions.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements therein contained, the receipt and adequacy of which are hereby acknowledged, the parties covenant, stipulate and agree as follows:

1. Representations and Warranties of the Borrower. As of the Amendment Date, the Borrower represents and warrants to the Lenders as follows:

(A) The representations and warranties of the Borrower made in the Loan Documents are true and accurate and are hereby reaffirmed as of the date hereof, subject to such materiality qualifiers as may be included in such representations and warranties, and save for representations and warranties made as of a specified date, which were true and correct as of such date.

(B) There is no unremedied Event of Default.

(C) This Agreement will constitute a valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

2. Amendments to Credit Agreement. Effective as of the Amendment Date, the Credit Agreement shall be amended as follows:

(A) The defined term “Aggregate Commitments” in Section 1.01 shall be deleted in its entirety and replaced with the following:

“Aggregate Commitments” means the aggregate Commitments of all Lenders which shall: (a) from the Amendment Date until May 31, 2009, equal $80,000,000, unless earlier reduced by the Borrower in accordance with Section 2.06 and (b) beginning on June 1, 2009, equal $60,000,000, unless earlier reduced by the Borrower in accordance with Section 2.06.”

(B) The defined term “Applicable Percentage” in Section 1.01 shall be deleted in its entirety and replaced with the following:

“Applicable Percentage” means, at any time, with respect to any Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the Commitment of each Lender to make Loans and the obligation of each have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, without giving effect to any subsequent assignments. The Applicable Percentage of each Lender as of the Amendment Date is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.”

(C) The defined term “Applicable Margin” in Section 1.01 shall be deleted in its entirety and replaced with the following:

“Applicable Margin” means, with respect to Eurodollar Rate Loans and Floating Rate Loans, a per annum rate equal to:

(a) until such time as the Borrower has received the Equity Injection: (i) from the Amendment Date to March 31, 2009, 3.5%; (ii) from April 1, 2009 to June 30, 2009, 4%; and (iii) from July 1, 2009 until the Maturity Date, 4.5%; or

(b) if the Equity Injection is received by the Borrower before June 1, 2009, and the Aggregate Commitments have not been reduced to $60,000,000 by the Borrower in accordance with Section 2.06, then from the date of the Equity Injection until June 1, 2009, 2.5%; or

(c) if the Equity Injection is received by the Borrower (i) before June 1, 2009 and the Aggregate Commitments have been reduced to $60,000,000 by the Borrower in accordance with Section 2.06, or (ii) after June 1, 2009, then from the date of the Equity Injection until the Maturity Date, 1.75%.”

(D) The existing Section 2.01 shall be deleted in its entirety and replaced with the following:

“2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to Borrower from time to time, on any Business Day during the Availability Period, in an amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, that after giving effect to any Committed Borrowing, (i) the Total Outstanding shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans shall be Floating Rate Loans or Eurodollar Rate Loans, as further provided herein.”

(E) The existing Section 2.09(c) shall be deleted in its entirety and replaced with the following:

“(c) Lenders’ Upfront Fee. Borrower shall pay to Agent, for the account of each Lender in accordance with their respective Applicable Percentages (i) on the Amendment Date, an upfront fee in an amount equal to fifty (50) basis points of the $20,000,000 increase in the Aggregate Commitment from $60,000,000 to $80,000,000 pursuant to the Second Amendment and (ii) a per annum fee equal to thirty (30) basis points of the unused portion of the $80,000,000 Aggregate Commitment, payable quarterly in arrears. If the Equity Injection has not been received between November 26, 2008 and March 31, 2009, an additional 50 basis points times the full $60,000,000 Aggregate Commitment shall be due and payable on April 1, 2009. Such upfront fees are for the credit facilities committed by Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is not refundable for any reason whatsoever.”

(F) Schedule 2.01 is hereby deleted in its entirety and replaced with the following:

COMMITMENTS

AND Applicable Percentages

(Amendment Date – May 31, 2009*)

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$28,000,000	35.000000000%
RBS Citizens, N.A.	$27,000,000	33.750000000%
TD Bank, N.A.	$25,000,000	31.250000000%
Total	$80,000,000	100.000000000%

*	Unless the amount of such Commitments is reduced from $80,000,000 to $60,000,000 by the Borrower in accordance with Section 2.06.

COMMITMENTS

AND Applicable Percentages

(June 1, 2009 – Maturity Date)

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$23,000,000	38.333333333%
RBS Citizens, N.A.	$22,000,000	36.666666667%
TD Bank, N.A.	$15,000,000	25.000000000%
Total	$60,000,000	100.000000000%

(G) All terms and conditions of the Credit Agreement, as amended hereby, are hereby ratified and confirmed.

3. Conditions Precedent. This Agreement shall become effective on the date (such date, the “Amendment Date”) on which the following conditions precedent are satisfied:

(A) The Borrower shall execute and deliver this Agreement to the Lenders.

(B) The Agent shall have received payment of the upfront fees then due from the Borrower under Section 2.09(c) of the Credit Agreement.

5. Loan Documents. This Agreement shall be included in the definition of “the Loan Documents” in the Credit Agreement.

6. Future References. All references to the Loan Documents shall hereinafter refer to such documents as amended by this Agreement.

7. Continuing Effect. The provisions of the Credit Agreement, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

8. General.

(A) The Borrower shall execute and deliver such additional documents and do such other acts as the Lenders may reasonably require to implement the intent of this Agreement fully.

(B) The Borrower shall pay all costs and expenses, including, but not limited to, attorneys’ fees incurred by the Lenders in connection with this Agreement.

(C) This Agreement may be executed in several counterparts by the parties hereto, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this agreement by their duly authorized parties as of the date set forth above.

UNITIL CORPORATION, as Borrower

By:	/s/ Robert G. Schoenberger
Name:	Robert G. Schoenberger
Title:	Chairman, Chief Executive Officer and President

By:	/s/ Mark H. Collin
Name:	Mark H. Collin
Title:	Senior Vice President, Chief Financial Officer and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kenneth R. Sheldon
Name:	Kenneth R. Sheldon
Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kenneth R. Sheldon
Name:	Kenneth R. Sheldon
Title:	Senior Vice President

RBS CITIZENS, N.A., as a Lender

By:	/s/ Jeanne A. Hulit
Name:	Jeanne A. Hulit
Title:	Senior Vice President

TD BANK, N.A., as a Lender

By:	/s/ David A. Canedy
Name:	David A. Canedy
Title:	Vice President

STATE OF NEW HAMPSHIRE

COUNTY OF ROCKINGHAM

The foregoing instrument was acknowledged before me this 16th day of March, 2009, by Robert G. Schoenberger, Chairman, Chief Executive Officer and President of UNITIL CORPORATION, a New Hampshire corporation, on behalf of the same.

/s/ Sandra L. Whitney
Notary Public
My Commission Expires: March 9, 2010
Notary Seal

STATE OF NEW HAMPSHIRE

COUNTY OF ROCKINGHAM

The foregoing instrument was acknowledged before me this 16th day of March, 2009, by Mark H. Collin, Senior Vice President, Chief Financial Officer and Treasurer of UNITIL CORPORATION, a New Hampshire corporation, on behalf of the same.

/s/ Sandra L. Whitney
Notary Public
My Commission Expires: March 9, 2010
Notary Seal

STATE OF NEW HAMPSHIRE

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this 12th day of March, 2009, by Kenneth R. Sheldon, duly authorized Senior Vice President of BANK OF AMERICA, N.A., as Administrative Agent and a Lender, a national bank organized under the laws of the United States, on behalf of the same.

/s/ Paula Belanger
Notary Public
My Commission Expires: May 17, 2011
Notary Seal

STATE OF NEW HAMPSHIRE

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this 12th day of March, 2009, by Jeanne A. Hulit, duly authorized Senior Vice President of RBS CITIZENS, N.A., as a Lender, a national bank organized under the laws of the United States, on behalf of the same.

/s/ Hilary Laramore-Jones
Notary Public
My Commission Expires: April 23, 2015
Notary Seal

STATE OF NEW HAMPSHIRE

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this 12th day of March, 2009, by David A. Canedy, duly authorized Vice President of TD BANK, N.A., as a Lender, a national bank organized under the laws of the United States, on behalf of the same.

/s/ Noreen E. Poisson
Notary Public
My Commission Expires: August 22, 2012
Notary Seal